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                                                                      EXHIBIT 11

                       TALX CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                  (unaudited)

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                                                             THREE MONTHS ENDED DEC 31,             NINE MONTHS ENDED DEC 31,
                                                        ----------------------------------      --------------------------------
                                                             2003                2004               2003              2004
                                                        --------------      --------------      -------------      -------------
BASIC EARNINGS PER SHARE:

 Net earnings:
   Continuing operations                                $    2,539,000      $    4,813,000      $   8,536,000      $   8,941,000
   Discontinued operations                                      28,000             153,000            127,000            440,000
                                                        --------------      --------------      -------------      -------------
     Net earnings                                       $    2,567,000      $    4,966,000      $   8,663,000      $   9,381,000
                                                        ==============      ==============      =============      =============

 Weighted average number of common shares outstanding       13,948,542          13,948,542         13,948,542         13,948,542
 Less: weighted average number of treasury shares             (381,792)           (173,605)          (414,264)          (222,577)
                                                        --------------      --------------      -------------      -------------
   Weighted average number of common and common
     equivalent shares outstanding                          13,566,750          13,774,937         13,534,278         13,725,965
                                                        ==============      ==============      =============      =============

 Basic earnings per common share:
   Continuing operations                                $         0.19      $         0.35      $        0.63      $        0.65
   Discontinued operations                                           -                0.01               0.01               0.03
                                                        --------------      --------------      -------------      -------------
     Net earnings                                       $         0.19      $         0.36      $        0.64      $        0.68
                                                        ==============      ==============      =============      =============

DILUTED EARNINGS PER SHARE:

 Net earnings:
   Continuing operations                                $    2,539,000      $    4,813,000      $   8,536,000      $   8,941,000
   Discontinued operations                                      28,000             153,000            127,000            440,000
                                                        --------------      --------------      -------------      -------------
     Net earnings                                       $    2,567,000      $    4,966,000      $   8,663,000      $   9,381,000
                                                        ==============      ==============      =============      =============

 Weighted average number of common shares outstanding       13,948,542          13,948,542         13,948,542         13,948,542
 Weighted average number of restricted shares                        -               7,174                  -              2,400
 Weighted average number of shares issuable under
  employee stock plans                                           7,392               7,270              9,762              7,270
 Dilutive effect of the exercise of stock options              700,998             715,771            633,142            621,665
 Dilutive effect of the exercise of warrants                    36,795              37,317             34,944             36,356
 Less: weighted average number of treasury shares             (381,792)           (173,605)          (414,264)          (222,577)
                                                        --------------      --------------      -------------      -------------
   Weighted average number of common and common
     equivalent shares outstanding                          14,311,935          14,542,469         14,212,126         14,393,656
                                                        ==============      ==============      =============      =============

Diluted earnings per common share:
   Continuing operations                                $         0.18      $         0.33      $        0.60      $        0.62
   Discontinued operations                                           -                0.01               0.01               0.03
                                                        --------------      --------------      -------------      -------------
     Net earnings                                       $         0.18      $         0.34      $        0.61      $        0.65
                                                        ==============      ==============      =============      =============
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